Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of IR Biosciences Holdings, Inc., formerly GPN Network, Inc. (the "Company") on Form S-8 of our report contained in Form 8-K as filed on December 29, 2003.


/s/ Stonefield Josephson, Inc.
---------------------------------
Certified Public Accountants
Irvine, California
March 2, 2004